Exhibit 4.17
THIS DEED OF PARTIAL RELEASE is made on September 14, 2009
BY:
(1)	CICC Sun Company Limited, a company incorporated under the laws of the British Virgin Islands (“CICC”);

(2)	Carlyle Asia Growth Partners III, L.P., a limited partnership formed under the laws of the Cayman Islands (“CAGP”);

(3)	CAGP III Co-Investment, L.P., a limited partnership formed under the laws of the Cayman Islands (“CAGP Co-Invest”, together with CAGP, “Carlyle”);

(4)	Starr Investments Cayman II, Inc., a company incorporated under the laws of the Cayman Islands (“Starr”, together with CICC and Carlyle, the “Chargees”);
IN FAVOUR OF:
(5)	CZY Investments Limited, a company incorporated under the laws of the British Virgin Islands (the “Chargor”).
WHEREAS
(A)	By a share charged dated 10 November, 2008 (the “Share Charge”) executed by the Chargor in favour of the Chargees, 43,895 shares of Concord Medical Services Holdings Limited (the “Company”) held by the Chargor was charged by the Chargor to the Chargees jointly by way of a first fixed charge to secure the obligations of the Chargor under Article 3 of the Share Subscription Agreement (as defined in the Share Charge).

(B)	At the request of the Chargor, the Chargees have agreed to release 4,017 shares of the Company charged by the Chargor from the security created under the Share Charge upon the terms and conditions of this Deed and provided that Notable Enterprise Limited (“Notable”) charges an additional 4,017 shares of the Company held by Notable to the Chargees jointly by entering into a deed of amendment to amend and supplement a share charge dated 10 November, 2008 executed by Notable in favour of the Chargees.
THIS DEED OF PARTIAL RELEASE WITNESSES as follows:
1.	In this Deed, capitalised words and phrases which are not expressly defined herein have the meanings ascribed to them in the Share Charge.

2.	The Chargees jointly without recourse, representation or warranty of title, release 4,017 shares of the Company (the “Released Shares”) and such part of the Charged Property constituted by the Released Shares charged by the Chargor to the Chargees jointly under the Share Charge from the fixed charges, the floating charges and all other present and future security interests constituted by and/or created pursuant to the Share Charge.

3.	The Released Shares and such part of the Charged Property constituted by the Released Shares shall be held freed and discharged from the security created by, and all claims arising under, the Share Charge.

4.	The Chargees shall upon execution of this Deed deliver and release to the Chargor such documents delivered or caused to be delivered by the Chargor to the Chargees pursuant to clause 4.2 of the Share Charge in respect of the Released Shares and such part of the Charged Property constituted by the Released Shares, provided that against such release, the Chargor shall deliver or cause to be delivered to the Chargees the documents required under clause 4.2 of the Share Charge in respect of the remaining Charged Shares and Charged Property.

5.	The parties agree and confirm that save as expressly provided herein, nothing herein contained shall affect or prejudice the remaining securities assigned or charged under the Share Charge and all sums of money due and owing by the Chargor to the Chargees under the Share Subscription Agreement or secured by the Share Charge and all the covenants conditions and provisions contained in the Share Subscription Agreement and the Share Charge in relation to the said remaining securities shall remain in full force and effect.

6.	This Deed may be executed in any number of counterparts which, taken together, shall be deemed to constitute one and the same document.

7.	This Deed shall be governed by, and construed in accordance with, the laws of the Cayman Islands.
IN WITNESS WHEREOF this Deed of Partial Release has been executed by the Chargor and the Chargees as a Deed and is intended to be and is hereby delivered on the date specified above.

EXECUTED as a Deed by	)
for and on behalf of	)
CICC SUN COMPANY LIMITED	)
in the presence of:-)

By:	/s/ Shirley Shiyou Chen
Name: Shirley Shiyou Chen
Title:

EXECUTED as a Deed by	)
for and on behalf of	)
CARLYLE ASIA GROWTH PARTNERS	)
III, L.P.	)
in the presence of:-)

By: CAGP General Partner, L.P., as its General Partner

By: CAGP, Ltd., as the General Partner of CAGP General Partner, L.P.

By:	/s/ Xiao Feng
Name: Xiao Feng
Title:

EXECUTED as a Deed by	)
for and on behalf of	)
CAGP III Co-Investment L.P.	)
in the presence of:-)

By: CAGP General Partner, L.P., as its General Partner

By: CAGP, Ltd., as the General Partner of CAGP General Partner, L.P.

By:	/s/ Xiao Feng
Name: Xiao Feng
Title:

EXECUTED as a Deed by	)
for and on behalf of	)
STARR INVESTMENTS CAYMAN II,	)
INC.	)
in the presence of:	)

By:	/s/ Michael J. Horvath Name: Michael J. Horvath
Title:

EXECUTED as a Deed by	)
for and on behalf of	)
CZY INVESTMENTS LIMITED	)
in the presence of:	)

By:	/s/ Cheng Zheng
Name: Cheng Zheng
Title: Director

By:	/s/ Shi Bo Tao
Name: Shi Bo Tao
(Witness)